UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 4, 2011

NEUROMETRIX, INC.

(Exact name of registrant as specified in charter)

Delaware	001-33351	04-3308180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

62 Fourth Avenue, Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

(781) 890-9989

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition.

On January 4, 2011, NeuroMetrix, Inc. issued a press release reporting selected preliminary financial information for the fiscal year ended December 31, 2010. The text of the press release, insofar as it includes the selected preliminary financial information for the fiscal year ended December 31, 2010, is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

In accordance with General Instruction B.2. of Form 8-K, the information in Item 2.02 of this Current Report on Form 8-K, including the limited information in the press release set forth above, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 2.05  Costs Associated with Exit or Disposal Activities.

On January 4, 2011, NeuroMetrix, Inc. issued a press release announcing a strategic initiative that will shift the Company’s business focus to diabetes, specifically detection and monitoring of diabetic neuropathy which is a common complication of the disease. The Company will continue to support its neurodiagnostic business which it intends to manage to optimize cash flow. The text of the press release, to the extent that it does not include the selected preliminary financial information for the fiscal year ended December 31, 2010, is filed as Exhibit 99.1 hereto and incorporated herein by reference.

As part of the strategic initiative, the Company initiated a restructuring of the Company, which will involve a 27% reduction in workforce and a realignment of responsibilities. The reduction in workforce was authorized by the Company’s Board of Directors on December 14, 2010 and affects 21 employees, all of which have recently ceased or will cease employment with the Company immediately. The Company estimates that the total costs to be incurred in connection with the restructuring for severance-related and inventory-related expenses will be approximately $2.2 million. The Company estimates that the costs to be incurred for severance-related expenses resulting from the reduction in force will be approximately $0.5 million. These costs are associated with the severance benefits to be provided by the Company to each terminated employee. The Company also estimates that the costs to be incurred for inventory-related expenses resulting from the reduction in force will be approximately $1.7 million. It is not anticipated that there will be any further material future cash expenditures associated with this restructuring. The charges that the Company expects to incur are subject to a number of assumptions, and actual results may differ. The Company may also incur other charges not currently contemplated due to events that may occur as a result of, or associated with, the restructuring.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
99.1

Press Release of NeuroMetrix, Inc. dated January 4, 2011 (the selected preliminary financial information for the fiscal year ended December 31, 2010 in the Press Release shall be deemed “furnished” and all other information in the Press Release shall be deemed “filed” for purposes of Section 18 of the Exchange Act).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROMETRIX, INC.

Date: January 4, 2011	/s/ THOMAS T. HIGGINS
Thomas T. Higgins
Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.1

Press Release of NeuroMetrix, Inc. dated January 4, 2011 (the selected preliminary financial information for the fiscal year ended December 31, 2010 in the Press Release shall be deemed “furnished” and all other information in the Press Release shall be deemed “filed” for purposes of Section 18 of the Exchange Act).